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YUKON                                                              Exhibit 3.1.1
JUSTICE

                            BUSINESS CORPORATIONS ACT
                               (Section 30 or 179)

                                                                       Form 5-01
                                                           ARTICLES OF AMENDMENT

1.    Name of Corporation:
      NORRIS COMMUNICATIONS CORP.                      Corporate Access #: 24223

2. The Articles of the above named corporation are amended pursuant to a court order:

      Yes               No   X  .
           ---             ---

3.    The articles of the above named corporation are amended as follows:

            The authorized share capital is increased to 60,000,000 common shares.

4.    DATE                    SIGNATURE                     TITLE

      29 July 1996            Lorne N Austring              Solicitor